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EXHIBIT 99.5

CNH CAPITAL LLC
Offer to Exchange
$600,000,000 3.625% Notes due 2018
that have been registered under
the Securities Act of 1933, as amended
(CUSIP No. 12623EAF8)
for
$600,000,000 3.625% Notes due 2018
which have not been registered under the Securities Act of 1933, as amended
(CUSIP Nos. U17433AA8, 12623EAE1)

Instructions from Beneficial Owner:

        The undersigned acknowledge(s) receipt of your letter and the enclosed Prospectus and the related Letter of Transmittal in connection with the offer by the Company to exchange New Notes for Old Notes.

        This will instruct you to tender the principal amount of Old Notes indicated below held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Prospectus and the related Letter of Transmittal.

        The undersigned represents and warrants that: (i) the undersigned is acquiring the New Notes in the ordinary course of the undersigned's business; (ii) the undersigned has no arrangement or understanding with any person to participate in a distribution of the Old Notes or the New Notes; (iii) the undersigned is not an "affiliate" (as defined in Rule 405 under the Securities Act) of the Company, or if the undersigned is an affiliate of the Company, that the undersigned will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable; (iv) the undersigned is not engaged in, and does not intend to engage in, the distribution of the New Notes; (v) neither the undersigned nor any person receiving any New Notes directly or indirectly from the undersigned pursuant to the Exchange Offer is prohibited by any law or policy from participating in the Exchange Offer, (vi) the undersigned and each person receiving any New Notes directly or indirectly from the undersigned pursuant to the Exchange Offer acknowledges and agrees that, if it is located in a member state of the European Economic Area which has implemented Directive 2003/71/EC (the "Prospectus Directive"), it is either (x) a legal entity which is a qualified investor as defined in the Prospectus Directive or (y) would otherwise fall within Article 3(2) of the Prospectus Directive and that, in each case, it will not make any offer which will require the Company to publish a prospectus pursuant to Article 3 of the Prospectus Directive, (vii) the undersigned and each person receiving any New Notes directly or indirectly from the undersigned pursuant to the Exchange Offer acknowledges and agrees that it is not located or resident in the United Kingdom or, if it is located or resident in the United Kingdom, it is a person falling within the definition of investment professionals (as defined in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the "Order") or within Article 43(2) of the Order, or to whom the Letter of Transmittal or the accompanying Prospectus may lawfully be communicated in accordance with the order and (viii) the undersigned is not acting on behalf of any person who could not truthfully and completely make the representations contained in the foregoing clauses (i) through (vii). If the undersigned is a broker-dealer that will receive the New Notes for its own account in exchange for any Old Notes acquired by it as a result of market-making activities or other trading activities, the undersigned acknowledges that it will deliver a copy of the Prospectus in connection with any resale of the New Notes. By so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

Sign Here

Signature(s)

Securities which are to be tendered (check all that apply):

        ☐        All of the Old Notes

        ☐        $                                  aggregate principal amount of the Old Notes*

        ☐        None of the Old Notes

Name(s) (Please Print)

Address

Zip Code

Area Code and Telephone Number

Dated:                                     , 2013

*
Unless otherwise indicated, it will be assumed that all of the Old Notes listed are to be tendered.

IMPORTANT: None of the Old Notes held by us for your account will be tendered unless we receive written instructions from you to do so. Unless you indicate otherwise, your signature(s) hereon shall constitute an instruction to us to tender ALL of your Old Notes held by us for your account.

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  EXHIBIT 99.5
CNH CAPITAL LLC Offer to Exchange $600,000,000 3.625% Notes due 2018 that have been registered under the Securities Act of 1933, as amended (CUSIP No. 12623EAF8) for $600,000,000 3.625% Notes due 2018 which have not been registered under the Securities Act of 1933, as amended (CUSIP Nos. U17433AA8, 12623EAE1)